UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 7, 2003



                            HARVEY ELECTRONICS, INC.
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             (Exact name of registrant as specified in its charter)


         NEW YORK                    1-4626                      13-1534671
----------------------------         ------                      ----------
(State or other jurisdiction (Commission File Number)         (IRS Employer
  of incorporation)                                      Identification Number)



                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
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              (Address of principal executive office)(Zip Code)


Registrant's telephone number, including area code:  (201) 842-0078



                                       N/A
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         (Former name or former address, if changed since last report)



Item 5.  Other Events


     On May 6, 2003, Harvey Electronics, Inc. (the "Company") received notice from NASDAQ that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by The Nasdaq SmallCap Market set forth in NASDAQ Small Cap Market Marketplace Rule 4310(c)(4) (the "Rule") and that pursuant to the Rule, the Company has until November 3, 2003 to regain compliance. In the event that at any time before November 3, 2003 the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of ten consecutive trading days NASDAQ staff will notify the Company in writing that the Company complies with the Rule.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            HARVEY ELECTRONICS, INC.


                            By:/s/ Joseph J. Calabrese
                               -----------------------
                               Joseph J. Calabrese, Executive Vice President Chief Financial Officer, Treasurer and Secretary


Date:  May 7, 2003